Exhibit 8

List of Subsidiaries of CSR plc

	Place of incorporation (or registration) and operation	Proportion of ownership interest	Proportion of voting power held
		%	%
Direct ownership
Cambridge Silicon Radio Holdings Limited	UK	100	100
Zoran Corporation	USA	100	100
NordNav Technologies Aktiebolag	Sweden	100	100

Indirect ownership
Cambridge Silicon Radio Limited	UK	100	100
APT Licensing Limited	UK	100	100
UbiNetics (VPT) Limited	UK	100	100
Cambridge Positioning Systems Limited	UK	100	100
CSR Technology Holdings Inc.	USA	100	100
CSR (Shanghai) Co. Limited	China	100	100
CSR KK	Japan	100	100
CSR Korea Limited	South Korea	100	100
Cambridge Silicon Radio Sarl	France	100	100
CSR (India) Private Limited	India	100	100
CSR (Shenzhen) Co. Limited	China	100	100
UbiNetics (Cayman Islands) Ltd	Cayman Islands	100	100
UbiNetics (Hong Kong) Limited	Hong Kong	100	100
UbiNetics (IP) Limited	UK	100	100
CSR Technology Inc.	USA	100	100
SiRF Technology Inc.	USA	100	100
Enuvis Inc	USA	100	100
Truespan Inc	USA	100	100
CSR Technology Holdings China LLC	China	100	100
Shanghai SiRF Technology Co Ltd	China	100	100
CSR Technology (Cayman) Limited	Cayman Islands	100	100
CSR Technology Singapore Pte Ltd	Singapore	100	100
Cambridge Silicon Radio International LLC	USA	100	100
CSR Technology (Germany) GmbH (formerly SiRF Technology GmbH)	Germany	100	100
CSR Technology (India) Pvt Ltd (formerly SiRF Technology (India) Pvt Ltd)	India	100	100
Centrality Limited	Cayman Islands	100	100
SiRF Technology Korea LLC	Korea	100	100
Zoran Microelectronics Ltd	Israel	100	100
Zoran International, Inc.	USA	100	100
Zoran Korea Ltd	South Korea	100	100
Zoran Digital Technologies (Shenzen) Limited	China	100	100
HMTF Acquisition (Bermuda) Ltd	Bermuda	100	100
Auvitek International Ltd	Cayman Islands	100	100
Zoran Asia Pacific Limited	Hong Kong	100	100
Zoran (France) S.A.	France	100	100
Zoran (Sweden) AB	Sweden	100	100
Oak Technology LLC	USA	100	100
Microtune Shanghai, Ltd	China	100	100
Transilica Singapore Pte Ltd	Singapore	100	100
Microtune (Hong Kong) Limited	Hong Kong	100	100
Microtune (Taiwan) Ltd	Taiwan	100	100
Zoran (UK) Limited	UK	100	100
Zoran Taiwan Corporation	Taiwan	100	100
Zoran Japan Corporation	Japan	100	100
Zoran Technology GmbH	Germany	100	100
Zoran GmbH	Germany	100	100